UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 12, 2010

Medical Connection Holdings, Inc.
 (Exact name of registrant as specified in its charter)

Florida	333-72376	65-0902373

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Glades Road, Suite 207E
Boca Raton FL 33431
(Address of Principal Executive Office) (Zip Code)

(561)353-1110
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01  Entry into a Material Agreement

    On March 12, 2010, Medical Connections Holdings, Inc. (the "Company") entered into a stock purchase agreement ("Stock Purchase Agreement") with the shareholders pursuant to which the Company will acquire all of the issued and outstanding capital stock of Trustaff Management, Inc., an Ohio corporation and its five wholly-owned limited liability companies. Trustaff's is a national health care staffing company with approximately 100 corporate staff supporting 500 healthcare professional working at various clients throughout the United States.  Based on financial information provided to the Company, Trustaff had  revenues in excess of  $42 million during fiscal 2009, with profits in excess of $4.4 million.   Trustaff's  executive offices are located in  Cincinnati, Ohio.

Under the terms of the Stock Purchase Agreement, the Company expects to pay a purchase price equal to approximately $26 million in cash, with $19.5 million payable in cash at the closing, $4 million payable pursuant to a three year promissory note and $2.5 million will be placed in escrow to be used to fund any indemnification claims relating to certain tax liabilities.  The Company will also issue 1.5 million shares of its common stock to the Trustaff shareholders at the closing.    The purchase price is subject to adjustments following the closing.

    At the closing, the Company will also enter into employment agreements with four key employees/founders of Trustaff.  The closing of the transaction, which is currently expected to occur in the second quarter of this calendar year, is subject to customary closing conditions, including the Company's receipt of adequate financing to close the transaction.  There can be no assurances that the Company will be able to close this transaction.

Cautionary Note Regarding Forward-looking Statements

This Form 8-K contains one or more forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, the Company's ability to complete the acquisition of Trustaff and the  expected timing of the closing of the transaction. Forward-looking statements are identified by words such as “will,” “expected,” “believe” and other similar words.   The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. A variety of known and unknown risks and uncertainties could cause actual results to differ materially from the anticipated results which include, but are not limited to: satisfaction of all conditions required for closing,  including securing adequate financing,  adverse developments in Trustaff's  business, and unanticipated expenses. In addition, other risks and uncertainties not presently known to the Company or that the Company consider immaterial could affect the accuracy of any such forward-looking statements. The Company does not undertake any obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made. Additional risks and uncertainties include those detailed from time to time in Company's  publicly filed documents, including its annual report on Form 10-K for its fiscal year ended December 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Medical Connections Holdings, Inc.

Date: March 12, 2010	By:	/s/ Joseph Azzata
Joseph Azzata
Chief Executive Officer